UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

FNB United Corp.

(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Subscription Agreements

On June 16, 2011, FNB United Corp. (the “Company”), parent company of CommunityONE Bank, National Association (“CommunityONE”), entered into subscription agreements (the “Subscription Agreements”) with accredited investors pursuant to which those investors agreed to purchase shares of the Company’s common stock (“Common Stock”), at a purchase price of $0.16 per share, for an aggregate of approximately $75.0 million.

The proposed investments by such investors are part of an expected aggregate $310 million capital raise by the Company from institutional and other investors through various private placement transactions. As previously reported, the Company has entered into separate investment agreements (the “Investment Agreements”) with each of an affiliate of The Carlyle Group and affiliates of Oak Hill Capital Partners (together, the “Lead Investors”), pursuant to which each Lead Investor has agreed, subject to certain conditions, to invest approximately $77.5 million in Common Stock (each, an “Investment” and, collectively, the “Investments”). In connection with the proposed capital raise and as previously reported by the Company, the Company has entered into an Agreement and Plan of Merger, dated April 26, 2011, with the Bank of Granite Corporation (“Granite”) and a wholly owned acquisition subsidiary of the Company (the “Merger Agreement”), pursuant to which the wholly owned subsidiary of the Company would, subject to certain conditions, merge with and into Granite, with Granite surviving as a subsidiary of the Company (the “Merger”).

The closings under the Subscription Agreements are subject to the following conditions, among others: receiving aggregate gross proceeds of at least $310 million from the Investments and sales of Common Stock to other investors in private placements by the Company; the closing conditions under the Merger Agreement having been satisfied or waived; the shares of Common Stock to be issued under the Investment Agreements being authorized for listing on NASDAQ; the exchange of the Company’s preferred stock (the “TARP Preferred Stock”) issued to the U.S. Treasury (“Treasury”) and the amount of accrued and unpaid dividends on the TARP Preferred Stock for Common Stock; the satisfaction of conditions regarding minimum liquidity and non-brokered deposits and the level of non-performing assets; receipt of advice as to the absence of an Internal Revenue Code section 382 ownership change as a result of the private placement investments; and absence of a material adverse effect on the Company and its subsidiaries.

Pursuant to the Subscription Agreements, the investors are entitled to certain preemptive rights and registration rights. The Company and the investors have also agreed to provide each other with certain indemnification rights.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement filed as Exhibit 10.1 hereto, which is incorporated into this report by reference. The form of subscription agreements and the above description of the Subscription Agreements have been included to provide investors and security holders with information regarding the terms of the Subscription Agreements. They are not intended to provide any other factual information about the Company or its subsidiaries and affiliates.

Amendments to the Investment Agreements and the Merger Agreement

As previously reported, one of the conditions to the completion of each Investment Agreement and the Merger Agreement is the settlement of indebtedness of CommunityONE outstanding and held by SunTrust Bank for cash at the discounted values specified in the Investment Agreements (the “SunTrust Settlement”).

On the terms and subject to the conditions set forth in a letter agreement dated May 31, 2011 between CommunityONE and SunTrust Bank, SunTrust Bank has preliminarily agreed to settle CommunityONE’s indebtedness for cash in amount equal to 35% of the principal thereof, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Investments.

As a result of the revised terms of the SunTrust Settlement described above, on June 16, 2011, the Company, its wholly owned acquisition subsidiary, and Granite agreed to amend the terms of the Merger Agreement to revise the discounted settlement amount of the SunTrust indebtedness from 25% to 35% of the principal thereof, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Investments. In addition, on June 16, 2011, the Company and each Investor also agreed to amend the terms of their respective Investment Agreements to revise the discounted settlement amount of the SunTrust indebtedness from 25% to 35% of the principal thereof, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Investments. The Company and each Investor have agreed to certain additional modifications to each of their respective the Investment Agreements. The amendment to the Merger Agreement is filed as Exhibit 2.1, and the amendments to the Investment Agreements with each of the Lead Investors are filed as Exhibits 10.2 and 10.3, respectively.

The closing of each Investment remains subject to the following conditions, among others: receiving aggregate gross proceeds of at least $310 million from the Investments and sales of Common Stock to other investors in private placements by the Company; the closing conditions under the Merger Agreement having been satisfied or waived; antitrust clearance; receipt of bank regulatory approvals; Company shareholder approval of certain proposals necessary for the Company to consummate the Investments, the Merger and the related transactions; the shares of Common Stock to be issued under the Investment Agreements being authorized for listing on NASDAQ; the exchange of the Company’s TARP Preferred Stock on the terms described above; the completion of the SunTrust Settlement; the settlement of preferred stock of CommunityONE outstanding and held by SunTrust for cash at the discounted values specified in the Investment Agreements; changes to the Company’s Board of Directors; the absence of burdensome regulatory conditions or agreements at closing; the satisfaction of conditions regarding minimum liquidity and non-brokered deposits and the level of non-performing assets; the effectiveness of the Company’s Deferred Prosecution Agreement with the U.S. Department of Justice (as previously reported in the Company’s current report on Form 8-K dated April 26, 2011); receipt of advice as to the absence of an Internal Revenue Code section 382 ownership change as a result of the private placement investments; and the Company and the Granite not having experienced a material adverse effect.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2011, the Company received a written notice from The Nasdaq Stock Market of the Nasdaq staff’s determination that the Company has not provided a definitive plan evidencing its ability to achieve near-term compliance with all of the continued listing requirements of The Nasdaq Capital Market and, in particular, Rule 5550(a)(2), the bid price rule, and Rule 5550(b), the stockholders’ equity rule. Accordingly, unless the Company requests an appeal of this staff determination, trading of the Company’s common stock will be suspended at the opening of business on June 21, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on The Nasdaq Stock Market.

The Company intends to request an appeal of the staff’s determination to the Nasdaq panel by June 17, 2011, which request will stay the suspension of the Company’s common stock and filing of the Form 25-NSE pending the panel’s decision. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “FNBN” during the appeals period.

Item 3.02. Unregistered Sales of Equity Securities

On June 13, 2011, the Company entered into Subscription Agreements providing for the sale of Common Stock for an aggregate of approximately $75.0 million, as described above under Item 1.01. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the Common Stock to the investors pursuant to the Subscription Agreements is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock to the investors and is not offering securities to the public in connection with the investments.

Item 9.01. Financial Statements and Exhibits.

No.	Description

2.1	Amendment No. 1, dated as of June 16, 2011, to Agreement and Plan of Merger by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation.

10.1	Form of Subscription Agreement by and between FNB United Corp. and private placement investors.

10.2	Amendment No. 1, dated as of June 16, 2011, to Investment Agreement by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P.

10.3	Amendment No. 1, dated as of June 16, 2011, to Investment Agreement by and between FNB United Corp., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.

Cautionary Statement

The issuance of the securities pursuant to the Investment Agreement has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This Current Report on Form 8-K and the attached exhibits may contain forward-looking statements concerning the Company’s plans for raising capital and the Merger, the conditions necessary for closing on proposed capital investments and Merger, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts” or words of similar meaning. There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital or close on the Merger, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, the Company’s ability to complete the proposed transactions and other aspects of its recapitalization and recovery plans. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC. The Company does not undertake to update any of its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp.
(Registrant)

June 16, 2011	/s/ MARK A. SEVERSON
(Date)	Mark A. Severson Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

No.	Description

2.1	Amendment No. 1, dated as of June 16, 2011, to Agreement and Plan of Merger by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation.

10.1	Form of Subscription Agreement by and between FNB United Corp. and private placement investors.

10.2	Amendment No. 1, dated as of June 16, 2011, to Investment Agreement by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P.

10.3	Amendment No. 1, dated as of June 16, 2011, to Investment Agreement by and between FNB United Corp., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.